FILED
                                                             MAY 14 1986

                                                             JANE BURGIO
                                                         Secretary of State

                          CERTIFICATE OF INCORPORATION
                                       OF
                    TECHNICAL AND MANAGEMENT ASSISTANCE, INC.

      THE UNDERSIGNED, of the age of eighteen years or over, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, hereby certify as follows:

      1. The name of the corporation is Technical and Management Assistance, Inc.

      2. The purpose of the corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      3. The corporation is authorized to issue 2,500 shares of capital stock without par value.

      4. The initial registered office of the corporation is: 137 White Horse Pike, P.O. Box 1208, Hammonton, New Jersey, 08037-5208. The name of the corporation's initial registered agent at that office is Louis J. Greco, Esquire.

      5. One person will constitute the first Board of Directors; his name and address is as follows:

      Alfred Neuweiler
      1-17 Pinehurst Dr.
      Tuckerton, NJ 08087

      6. The name and address of the incorporator of the corporation is as follows:

      Alfred Neuweiler
      1-17 Pinehurst Dr.
      Tuckerton, NJ 08087

      7. The corporation may elect to be treated as a Sub-chapter "S" corporation under the Federal Internal Revenue Code now in effect.

      IN WITNESS WHEREOF, the undersigned have signed this Certificate of Incorporation this 12th day of May, 1986.


                                            /s/ Alfred Neuweiler
                                            ---------------------------------
                                            ALFRED NEUWEILER

Signed, Sealed and Delivered
in the presence of:

[Illegible]
----------------------------
Attorney at law
 of New Jersey

                                                                    FILED
                                                                 DEC 9 1996

                                                               LONNA R. HOOKS
                                                             Secretary of State

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                           EFFECTING A SHARE DIVISION

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  OF TECHNICAL AND MANAGEMENT ASSISTANCE, INC.,
                       PURSUANT TO N.J.S.A. 14A:7-15.1(3)

The undersigned, the President of Technical and Management Assistance, Inc., hereby certifies as follows:

      (a) The name of the Corporation is Technical and Management Assistance,
Inc.

      (b) The date of the adoption by the Corporation's Board of Directors of the Resolution approving the following amendment and the division of its issued and outstanding shares is November 22, 1996.

      (c) The following amendment to the Certificate of Incorporation will not adversely affect the rights or preferences of the holders of the only class of shares issued and outstanding and will not result in the percentage of authorized shares that remains unissued after the share division exceeding the percentage of authorized shares that was unissued before the share division.

      (d) The Corporation has only one class of 2,500 authorized shares of which 50 are issued and outstanding. Each of the authorized but unissued shares and each of the issued and outstanding shares are to be divided into 8 shares.

      (e) Paragraph 3 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

      3. The Corporation is authorized to issue 20,000 shares of capital stock without par value.

      (f) This amendment to the Certificate of Incorporation is to become effective at the time of filing of this Certificate with the Secretary of State of the State of New Jersey.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President.


                                       Technical and Management Assistance, Inc.



                                       By: /s/ Harry P. Headley
                                           ------------------------------
                                           Harry P. Headley, President

Dated: November 22, 1996